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As filed with the Securities and Exchange Commission on December 11, 2014.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Paylocity Holding Corporation
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	46-4066644 (I.R.S. Employer Identification No.)

3850 N. Wilke Road
Arlington Heights, Illinois 60004
(847) 463-3200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Steven R. Beauchamp
President and Chief Executive Officer
3850 N. Wilke Road
Arlington Heights, Illinois 60004
(847) 463-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John J. Gilluly III, P.C. Anna M. Denton DLA Piper LLP (US) 401 Congress Avenue, Suite 2500 Austin, Texas 78701 (512) 457-7000	Christopher J. Austin Stephen C. Ashley Orrick, Herrington & Sutcliffe LLP 51 West 52nd Street New York, NY 10019-6142 (212) 506-5000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box.    ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-200448

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, par value $0.001	690,000	$27.29	$18,830,100	$2,189

(1)
Represents only the additional number of shares being registered and includes 90,000 additional shares of common stock issuable upon the exercise of the underwriters' option to purchase additional shares. Does not include the securities that the registrant previously registered on the registration statement on Form S-1, as amended (File No. 333-200448).

(2)
Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant's common stock as reported on the NASDAQ Global Select Market on December 10, 2014, which is within five business days of the filing of this registration statement. The registrant previously registered securities at an aggregate offering price not to exceed $121,854,000 on a Registration Statement on Form S-1 (File No. 333-200448), which was declared effective by the Securities and Exchange Commission on December 11, 2014. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $18,830,100 is hereby registered.

          The registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

 EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Paylocity Holding Corporation ("Registrant") is filing this registration statement with the Securities and Exchange Commission ("Commission"). This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-200448) ("Prior Registration Statement"), and which the Commission declared effective on December 11, 2014.

        The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock to be registered for sale by the selling stockholders by 690,000 shares. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference in this filing.

        The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington Heights, Illinois on the 11th day of December, 2014.

PAYLOCITY HOLDING CORPORATION
By:	/s/ STEVEN R. BEAUCHAMP Steven R. Beauchamp President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name		Title	Date

/s/ STEVEN R. BEAUCHAMP Steven R. Beauchamp		President and Chief Executive Officer (Principal Executive Officer) and Director	December 11, 2014
/s/ PETER J. MCGRAIL Peter J. McGrail		Chief Financial Officer (Principal Financial and Accounting Officer)	December 11, 2014
* Jeffrey T. Diehl		Director	December 11, 2014
* Mark H. Mishler		Director	December 11, 2014
* Andres D. Reiner		Director	December 11, 2014
* Steven I. Sarowitz		Chairman	December 11, 2014
* Ronald V. Waters, III		Director	December 11, 2014
*By:	/s/ PETER J. MCGRAIL Peter J. McGrail Attorney-in-Fact

 EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of DLA Piper LLP (US).
23.1	Consent of KPMG, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1	Power of Attorney (see page II-6 to the original filing of the Registration Statement on Form S-1 (File No. 333-200448)).

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX